UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

Reis, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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530 Fifth Avenue, 5th Floor New York, NY 10036 (212) 921-1122 www.reis.com

October 18, 2010

Dear Stockholder:

You are cordially invited to attend the Reis, Inc. 2010 Annual Meeting of Stockholders, which will be held on Wednesday, November 17, 2010, at 10:00 a.m., local time, at the offices of The Nasdaq OMX Group, One Liberty Plaza, 165 Broadway, 50th Floor, New York, New York 10006.

Information about the annual meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,
/s/ Lloyd Lynford
LLOYD LYNFORD Chief Executive Officer and President

530 Fifth Avenue, 5th Floor New York, NY 10036 (212) 921-1122 www.reis.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held Wednesday, November 17, 2010

The 2010 Annual Meeting of Stockholders of Reis, Inc., a Maryland corporation (“Reis” or the “Company”), will be held at the offices of The Nasdaq OMX Group, One Liberty Plaza, 165 Broadway, 50th Floor, New York, New York 10006, on Wednesday, November 17, 2010, at 10:00 a.m., local time, for the following purposes:

1.	To elect four directors, as follows:

	a.	To elect three directors to a term expiring at the 2013 annual meeting of stockholders and upon the election and qualification of their respective successors; and

	b.	To elect one director to a term expiring at the 2012 annual meeting of stockholders and upon the election and qualification of his or her successor.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.	To transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.

These items are fully described in the Proxy Statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the annual meeting.

The board of directors has fixed the close of business on September 1, 2010 as the record date for determining the stockholders entitled to receive notice of and to vote at the annual meeting and any adjournment(s) or postponement(s) thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors
/s/ Alexander G. Simpson
Alexander G. Simpson Vice President, General Counsel & Corporate Secretary

October 18, 2010 New York, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 17, 2010: This Notice of Annual Meeting, the Proxy Statement and the 2009 Annual Report are available at www.reis.com/eproxy.

THIS PROXY STATEMENT AND THE PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT OCTOBER 18, 2010.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Reis, Inc., a Maryland corporation (“Reis” or the “Company”), to be used at the 2010 annual meeting of stockholders of the Company. The annual meeting will be held at the offices of The Nasdaq OMX Group, One Liberty Plaza, 165 Broadway, 50th Floor, New York, New York 10006, on Wednesday, November 17, 2010, at 10:00 a.m., local time. The 2009 Annual Report to Stockholders, including the consolidated financial statements of the Company for the fiscal year ended December 31, 2009, accompanies this proxy statement, which is first being mailed to stockholders on or about October 18, 2010.

Voting and Proxy Procedure

Attending the Annual Meeting; Who Can Vote

You are entitled to vote your shares of Reis common stock if the records of the Company show that you held your shares as of the close of business on September 1, 2010. As of the close of business on that date, a total of 10,588,241 shares of Reis common stock were outstanding and entitled to vote. Each share of common stock has one vote. You will need to provide identification to be admitted to the annual meeting.

 If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote. If you are a beneficial owner of Reis common stock held in street name, you will need proof of ownership, in addition to identification, to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Reis common stock held in street name in person at the annual meeting, you will have to obtain a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum and Vote Required

The annual meeting will be held only if there is a quorum present. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the annual meeting. If you return valid proxy instructions or attend the annual meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum; provided that the record holder is present or has provided a proxy with respect to those shares on at least one item. A broker non-vote may occur when a stockholder fails to provide voting instructions to its broker for shares held in street name. Under those circumstances, a stockholder’s broker may be authorized to vote on behalf of the stockholder on some routine items (Proposal 2 is considered routine for this purpose) but is prohibited from voting on other items (such as Proposal 1). Those items on which a stockholder’s broker cannot vote result in broker non-votes if the stockholder does not instruct the broker.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.

        Recent changes in regulation were made to remove the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on routine items, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2).

In voting on the election of directors (Proposal 1), you may vote for a director or withhold your vote with respect to a director. There is no cumulative voting for the election of directors. For the election of directors, a plurality of the votes cast is required. This means that the nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of Ernst & Young LLP as Reis’s independent registered public accounting firm (Proposal 2), you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of this matter.

Voting by Proxy

        The board of directors of Reis is sending you this proxy statement to request that you allow your shares of Reis common stock to be represented at the 2010 annual meeting by the persons named in the enclosed proxy card. All shares of Reis common stock represented at the annual meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s board of directors.

The board of directors unanimously recommends a vote “FOR” each of the nominees for director and “FOR” ratification of Ernst & Young LLP as Reis’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is adjourned or postponed, your Reis common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. Neither the board of directors nor management of Reis knows of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy you must do one of the following: advise the Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not by itself constitute revocation of your proxy.

If your Reis common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted or to change your vote. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Every Reis stockholder’s vote is important. Accordingly, you should sign, date and return the enclosed proxy card, or otherwise comply with the instructions from your broker, bank or other nominee, whether or not you plan to attend the annual meeting in person.

Solicitation of Proxies

        Reis will pay the cost of solicitation of proxies on behalf of its management. In addition to the solicitation of proxies by mail, MacKenzie Partners, Inc., a proxy solicitation firm, will assist Reis in soliciting proxies for the annual meeting for a fee of $4,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of Reis, without additional compensation. Reis will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such persons, firms and corporations for their reasonable expenses in doing so.

General Disclosure

In this proxy statement, we refer to the May 2007 merger between Wellsford Real Properties, Inc. (“Wellsford”), a Maryland corporation, and Reis, Inc. (“Private Reis”), a Delaware corporation, as the “Merger.” In connection with the Merger, Wellsford changed its name to “Reis, Inc.,” Private Reis merged into Reis Services, LLC (“Reis Services”), a Maryland limited liability company and a wholly owned subsidiary of Wellsford, and Private Reis began operating under the “Reis Services” name. In this proxy statement, to avoid confusion, when we refer to events occurring prior to the Merger, we may use the term “Wellsford” to refer to the Company, and we may use the term “Private Reis” to refer to the Delaware corporation that was the predecessor to Reis Services.

Corporate Governance
General

Reis periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern Reis and its operations. As part of this periodic corporate governance review, the board of directors reviews and adopts what it believes are, at that time, the best corporate governance policies and practices for Reis.

Code of Business Conduct and Ethics

Reis has adopted a Code of Business Conduct and Ethics for Directors, Senior Financial Officers, Other Officers and All Other Employees (the “Code of Ethics”) and a Policy for Protection of Whistleblowers from Retaliation (the “Whistleblower Policy”). The Code of Ethics is a set of written standards reasonably designed to deter wrongdoing and to ensure that Reis’s directors, officers and employees meet the highest standards of ethical conduct. The Code of Ethics requires that Reis’s directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, not engage in insider trading, not use Reis’s resources for personal gain, conduct business in an honest and ethical manner and otherwise act with integrity and in Reis’s best interest. Under the terms of the Code of Ethics, directors, officers and employees are required to report any conduct they believe in good faith to be an actual or apparent violation of the Code of Ethics.

As a mechanism to encourage compliance with the Code of Ethics, Reis has adopted the Whistleblower Policy, which contains procedures to receive, treat and retain complaints regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Whistleblower Policy also prohibits Reis from retaliating against any director, officer or employee who reports actual or apparent violations of the Code of Ethics.

Copies of the Code of Ethics and the Whistleblower Policy can be found under “Corporate Governance/Documents & Charters” at the Investor Relations portion of Reis’s website (www.reis.com).  A description of any substantive amendment of the Code of Ethics, or any waiver under the Code of Ethics applicable to Reis’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, will be disclosed at the same location.

Meetings and Committees of the Board of Directors

General.  The Company conducts business through meetings and activities of its board of directors and committees thereof. During 2009, the board of directors of the Company held five meetings and acted by written consent on one other occasion. No director attended fewer than 75% of the total meetings of the board of directors and the committees on which such director served.

The following table identifies the Company’s standing committees and their members at December 31, 2009 (which composition has remained the same as of the date of this proxy statement), and lists the number of meetings held by each committee during 2009. The members of each committee are appointed by the board of directors, generally on an annual basis at the board’s meeting held immediately following the annual meeting of stockholders. All members of each committee, other than the Executive Committee, are independent in accordance with the listing standards of the Nasdaq Stock Market. Each of the committees listed below, other than the Executive Committee, operates under a written charter, adopted by the board of directors, that governs its composition, responsibilities and operations. The committee charters and Reis’s “Corporate Governance Guidelines” are available under “Corporate Governance/Documents & Charters” at the Investor Relations portion of Reis’s website (www.reis.com).

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee

Thomas J. Clarke Jr. (A)
Michael J. Del Giudice		*	X
Meyer “Sandy” Frucher	X	X	*
Jonathan Garfield
Edward Lowenthal	X	X		X
Jeffrey H. Lynford (Chairman)				*
Lloyd Lynford				X
M. Christian Mitchell	*		X
Byron C. Vielehr (A)

Number of meetings in 2009 (not including actions taken by written consent)	7	4	2	0

*	Denotes committee chairperson.
(A)	Messrs. Clarke and Vielehr joined the board of directors on September 10, 2010 and have not yet been appointed to any committees.

Changes in Board of Directors and Committee Composition. During 2009, the following changes occurred in the composition of the board of directors and its committees:

●	Bonnie R. Cohen and Douglas Crocker II each determined not to stand for re-election at Reis’s 2009 annual meeting of stockholders. The board of directors determined not to fill these seats and passed a resolution, as permitted by Reis’s bylaws, reducing the size of the board from nine members to seven as of June 11, 2009 (the date of the 2009 annual meeting).

●	Mr. Frucher was appointed to fill Mr. Crocker’s seat on the Audit Committee, effective June 11, 2009.

●	Lloyd Lynford was appointed to fill Mr. Crocker’s seat on the Executive Committee, effective June 11, 2009.

●	As a result of the fact that Ms. Cohen’s seat on the Nominating and Corporate Governance Committee was not filled, the number of members of the Nominating and Corporate Governance Committee was reduced from four to three.

        On September 10, 2010, as permitted by Reis’s bylaws, the board of directors passed a resolution increasing the size of the board from seven members to nine, effective immediately, and appointed Thomas J. Clarke Jr. and Byron C. Vielehr to fill these vacancies.  Their terms expire at the 2010 annual meeting and upon the election and qualification of their respective successors.

At the board meeting immediately following the 2010 annual meeting, the board of directors will appoint the members of each committee, based on recommendations by the Nominating and Corporate Governance Committee.  Jeffrey H. Lynford has stated his intention to step down as Chairman of the board of directors following the annual meeting, but will continue as a director.  The board has not made a determination as to the proposed composition of the various committees after the annual meeting, or as to the appointment of a Chairman.

Audit Committee.  The Audit Committee selects and retains (subject to approval by the Company’s stockholders) the independent registered public accounting firm for Reis, reviews the scope of the work of the independent registered public accounting firm and their reports, and reviews the activities and actions of Reis’s accounting staff in its preparation of financial statements and review of internal control over financial reporting. The board of directors has designated Mr. Mitchell as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”).  In addition to being independent generally, as set forth under “—Independent Directors,” Messrs. Mitchell, Frucher and Lowenthal each satisfy the additional independence requirements for audit committee members under the listing standards of the Nasdaq Stock Market. The annual report of the Audit Committee required by the rules of the SEC is included in this proxy statement. See “Audit Committee Report.”

Compensation Committee.  The Compensation Committee reviews and determines compensation arrangements, including employment agreements, salaries, bonuses and other benefits for executive officers of Reis and its subsidiaries, reviews and determines employees to whom stock options, restricted stock units (“RSUs”) and other awards are to be granted and the terms of such grants, reviews the selection of officers who participate in incentive and other compensatory plans and arrangements, reviews the Company’s compensation plans, and recommends new plans, or amendments to those plans, to the board of directors.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the board of directors the corporate governance policies and guidelines applicable to Reis and monitoring compliance with those policies and guidelines. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become board members and recommending the director nominees for election at the next annual meeting of stockholders. This committee also recommends director candidates for each committee for appointment by the board. The procedures of the Nominating and Corporate Governance Committee required to be disclosed by the rules of the SEC are included in this proxy statement. See “—Nominating and Corporate Governance Committee Procedures.”

Executive Committee.  The Executive Committee has the authority to cause the Company to acquire, dispose of and finance investments for Reis and execute contracts and agreements, including those related to the borrowing of money by Reis, and generally to exercise all other powers of the board of directors except for those which may not be delegated to a committee under Maryland law and those which require action by all directors or the independent directors or approval of the stockholders under the charter or bylaws of Reis or under applicable law.

Nominating and Corporate Governance Committee Procedures

General.  It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Reis board of directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to Be Followed by Stockholders.  To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit, in writing, the information set forth in Article II, Section 11 of the Company’s bylaws, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of Reis.  This information includes:

●	All information relating to such director candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected.

●	As to the stockholder, the director candidate or any Stockholder Associated Person (as defined below):

	o	the class, series and number of all shares of stock or other securities of the Company or any affiliate of the Company (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, director candidate or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

	o	the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, director candidate or Stockholder Associated Person;

	o	any interest, direct or indirect, of such stockholder, director candidate or Stockholder Associated Person, individually or in the aggregate, in the Company or any affiliate of the Company, other than an interest arising from the ownership of Company Securities, where such stockholder, director candidate or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all holders of the same class or series; and

	o	whether and the extent to which, during the past six months, such stockholder, director candidate or Stockholder Associated Person has, directly or indirectly (through brokers, nominees or otherwise), engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to manage risk or benefit of changes in the price of Company Securities for such stockholder, director candidate or Stockholder Associated Person or to increase or decrease the voting power of such stockholder, director candidate or Stockholder Associated Person in the Company or any affiliate thereof disproportionately to such person’s economic interest therein.

●	As to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to above and any director candidate:

	o	the name and address of such stockholder, as they appear on the Company’s stock ledger, and the current name, business address, if different, and residence address of each such Stockholder Associated Person and any director candidate; and

	o	the investment strategy or objective, if any, of such stockholder, each such Stockholder Associated Person and any director candidate and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder, each such Stockholder Associated Person and any director candidate.

●	To the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the director candidate for election or reelection as of the date of such stockholder’s notice.

“Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

In order for a director candidate to be considered for nomination at any annual meeting of Reis’s stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee in accordance with the provisions of the Company’s bylaws, as set forth in “Submission of Future Stockholder Proposals and Nominations.”

Criteria for Director Nominees.  The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the board of directors. Although the Nominating and Corporate Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, the committee (and the board of directors) considers each individual’s potential contribution to the diversity of backgrounds, experience and competencies which the board desires to have represented. The board also considers the following criteria in selecting nominees: his or her independence, integrity, experience, financial literacy, sound judgment in areas relevant to Reis’s businesses, and willingness to commit sufficient time to the board, all in the context of an assessment of the perceived needs of the board at that point in time. Maintaining a balanced experience and knowledge base within the total board includes considering whether the candidate: (1) has work experience with publicly traded and/or privately held for profit businesses in the information services industry; (2) has significant direct management experience; (3) has knowledge and experience in capital markets; and (4) has unique knowledge and experience and can provide significant contributions to the board’s effectiveness. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. There are no specific minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a candidate. All candidates are reviewed in the same manner, regardless of the source of the recommendation.

The Nominating and Corporate Governance Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the board of directors at the time. The committee will maintain at least one director who meets the definition of “audit committee financial expert” under the SEC’s rules.

In addition, prior to nominating an existing director for re-election to the board of directors, the Nominating and Corporate Governance Committee will consider and review the existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Process for Identifying and Evaluating Director Nominees.  Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the board of directors. The process that the committee follows when it identifies and evaluates individuals to be nominated for election to the board of directors is as follows:

●	Identification. For purposes of identifying nominees for the board of directors, the Nominating and Corporate Governance Committee relies primarily on personal contacts of the committee and other members of the board of directors. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating and Corporate Governance Committee may from time to time use a search firm in identifying nominees. The Nominating and Corporate Governance Committee engaged a search firm in 2010 in connection with the identification of candidates for the board of directors.

●	Evaluation. In evaluating potential candidates, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the board of directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Board Leadership Structure; Role of the Board in Risk Oversight

The board of directors does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board of directors, as the board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board, at any particular time. The Chairman presides at all meetings of the board of directors during which he is present and works with the Chief Executive Officer to establish the agendas for these meetings.  Meetings of the board of directors may generally be called by the Chairman, the Chief Executive Officer, the President or a majority of the directors then in office.  The independent directors have the opportunity to meet in executive session at every regularly scheduled meeting of the board.

A fundamental part of risk management is not only understanding the risks faced by the Company, how those risks may evolve over time, and what steps management is taking to manage and mitigate those risks, but also understanding what level of risk tolerance is appropriate for the Company. Management is responsible for the day-

to-day management of risk, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The board regularly reviews information regarding sales and marketing, operations, finance and business development as well as the risks associated with each. While the board is ultimately responsible for risk oversight, committees of the board also have been allocated responsibility for specific aspects of risk oversight. In particular, the Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting and internal controls. The Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the risks associated with board organization, membership and structure, ethics and compliance, succession planning for directors and executive officers, and corporate governance.

Communications with Directors

Reis’s stockholders may wish to communicate with the board of directors and/or individual directors. Written communications may be made to the board of directors or to specific members of the board by addressing them to the intended addressee, care of: Corporate Secretary, Reis, Inc., 530 Fifth Avenue, 5th Floor, New York, New York 10036, or by email to investorrelations@reis.com. Relevant communications are distributed to the board of directors or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors should be excluded, such as: business solicitations or advertisements; junk mail and mass mailings; new product or service suggestions; product or service complaints; product or service inquiries; résumés and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any director upon request.

Attendance at Annual Meetings

The board of directors encourages directors to attend the annual meeting of stockholders. All individuals who were then directors, other than Mr. Frucher, attended the annual meeting of stockholders held on June 11, 2009.

Compensation of Directors

Director Compensation Generally.  Reis has worked, in the past, with an independent compensation consultant for assistance in structuring the compensation paid to non-employee directors and benchmarking that compensation against Reis’s peers. The following table sets forth the applicable annual retainers and fees payable to non-employee directors in cash for their service on Reis’s board of directors (and committees thereof):

Type of Cash Compensation	Amount

Annual board member retainer	$36,800
Board meeting participation fee (for each meeting in excess of six in any calendar year)	1,000
Audit Committee retainer (member other than chairperson)	10,000
Audit Committee retainer (chairperson)	15,000
Compensation Committee retainer (member other than chairperson)	2,000
Compensation Committee retainer (chairperson)	6,000
Nominating and Corporate Governance Committee retainer (member other than chairperson)	2,000
Nominating and Corporate Governance Committee retainer (chairperson)	6,000

In addition, each year, non-employee directors receive RSU grants having a value of $46,000. These grants are made in four installments of $11,500 each, effective at the end of each calendar quarter, with the RSU grant agreement being delivered promptly thereafter. The number of RSUs issuable each quarter is determined by dividing the closing price for Reis common stock on the last trading day of the calendar quarter into $11,500.  The RSUs are immediately vested upon grant, but directors do not receive the shares of stock underlying the RSUs until six months after termination of service as a director of Reis.

        In establishing the non-employee director compensation structure, the intent of the Compensation Committee was that directors, on average, receive approximately 50% of their annual compensation in cash and 50% in RSUs.

2009 Director Compensation.  The following table sets forth the compensation earned or paid to the Company’s non-employee directors for their board service during 2009. As employee directors, Jeffrey Lynford, Lloyd Lynford and Mr. Garfield did not receive any compensation for their board service during 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(A)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Thomas J. Clarke Jr. (B)	$—	$—	$—	$—	$—	$—	$—
Bonnie R. Cohen (C)	$17,784	$21,083	$—	$—	$—	$—	$38,867
Douglas Crocker II (C)	$21,450	$21,083	$—	$—	$—	$—	$42,533
Michael J. Del Giudice	$44,800	$46,000	$—	$—	$—	$—	$90,800
Meyer S. Frucher	$50,217	$46,000	$—	$—	$—	$—	$96,217
Edward Lowenthal	$48,800	$46,000	$—	$—	$—	$—	$94,800
M. Christian Mitchell	$53,800	$46,000	$—	$—	$—	$—	$99,800
Byron C. Vielehr (B)	$—	$—	$—	$—	$—	$—	$—

(A)
Represents RSUs granted to each non-employee director in respect of the four calendar quarters of 2009, including RSUs granted in early January 2010 related to the fourth quarter of 2009.  Does not include 2,300 RSUs granted to each non-employee director on January 1, 2009 with respect to fourth quarter 2008 service on the board of directors.

(B)	Messrs. Clarke and Vielehr did not join the board until September 10, 2010.
(C)	Ms. Cohen and Mr. Crocker each served as a director through June 11, 2009.

Outstanding Equity Awards at Fiscal Year End — Directors.  The following table sets forth all outstanding stock options and stock awards held by Reis’s current non-employee directors as of December 31, 2009:

						Stock Awards (A)
	Option Awards							Equity Incentive Plan Awards: Number of	Equity Incentive Plan Awards: Market
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(B)	Market Value of Shares or Units of Stock That Have Not Vested ($)(B)	Unearned Shares, Units or Other Rights That Have Not Vested (#)	or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Thomas J. Clarke Jr. (C)	—	—	—	$—	—	—	$—	—	$—
Michael J. Del Guidice	—	—	—	$—	—	19,825	$121,924	—	$—
Meyer S. Frucher (D)	8,862	—	—	$4.43	12/7/10	19,825	$121,924	—	$—
	8,862	—	—	$5.43	12/6/11	—	$—	—	$—
	8,862	—	—	$4.46	12/30/12	—	$—	—	$—
	8,862	—	—	$5.24	12/30/13	—	$—	—	$—
	8,862	—	—	$4.09	12/30/14	—	$—	—	$—
Edward Lowenthal	—	—	—	$—	—	19,825	$121,924	—	$—
M. Christian Mitchell	—	—	—	$—	—	19,825	$121,924	—	$—
Byron C. Vielehr (C)	—	—	—	$—	—	—	$—	—	$—

(A)	Does not reflect 1,869 RSUs granted to each non-employee director on January 1, 2010 with respect to fourth quarter 2009 service on the board of directors.
(B)
Represents RSUs that are immediately vested upon grant, but with respect to which directors do not receive the shares of stock underlying the RSUs until six months after termination of service as a director of Reis.  The market value is based on the closing price for Reis common stock of $6.15 per share on December 31, 2009.

(C)	Messrs. Clarke and Vielehr did not join the board until September 10, 2010.
(D)	Mr. Frucher has assigned all of his interest in the stock options and RSUs granted to him to a trust for the benefit of a family member.

Director and Officer Indemnification

Reis’s bylaws provide that, to the maximum extent permitted by the Maryland General Corporation Law, Reis will indemnify, and will advance or reimburse, for expenses (including attorneys’ fees) related to a determination of liability for any individual (1) who is or was a director or officer of Reis and/or any of its subsidiaries and is subject to liability in that capacity or (2) who, while a director of Reis, serves or has served at Reis’s request as a director, officer, trustee, owner, or in a management position for another entity and is subject to liability by reason of his or her service in that capacity.

Independent Directors

The Company’s board of directors was comprised of seven directors at December 31, 2009. The board of directors has determined that the following directors were independent directors under the listing standards of the Nasdaq Stock Market during 2009 and remain independent as of the date of this proxy statement: Messrs. Del Giudice, Frucher, Lowenthal and Mitchell.  The board has determined that Messrs. Clarke and Vielehr, who were appointed to the board on September 10, 2010, and are nominated for election at the 2010 annual meeting, are each independent.

Related Party Transactions

Reis’s Code of Ethics provides for the avoidance of situations that create an actual or potential conflict between a director’s, officer’s or employee’s personal (or business) interests and the interests of Reis. The Code of Ethics requires the disclosure of such information to Reis’s General Counsel and/or Chief Financial Officer. In accordance with the policies set forth in the Code of Ethics, the practice of the General Counsel and the Chief Financial Officer is to bring all situations involving an actual or potential conflict of interest to the attention of the board of directors, which then reviews the matter. The standard applied by the board of directors seeks to ensure that the terms of any related party transaction are at least arm’s length and otherwise fair and in the best interests of Reis.

The Audit Committee is responsible for reviewing and approving all related party transactions from time to time. The Company’s legal and accounting staff are primarily responsible for identifying potential related party transactions and for determining whether such transactions should be brought to the Audit Committee. Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction. As required by SEC rules, we would disclose in this section any material related party transactions (none are required to be disclosed in this proxy statement), as well as other transactions deemed to be potentially relevant to stockholders. In addition, Reis discloses transactions with affiliates and related party transactions, as appropriate, in the footnotes to its financial statements.

Stock Ownership

The following table sets forth information regarding the beneficial ownership of Reis common stock by each director of Reis, by each executive officer of Reis (including David M. Strong, because he is a “named executive officer” for purposes of this proxy statement, even though he is no longer employed by Reis), by all directors and executive officers (including Mr. Strong) of Reis as a group and by each person known by Reis to be the beneficial owner of more than 5% of Reis’s outstanding common stock as of October 1, 2010 (except as otherwise noted). Each person named in the table has sole voting and investment power with respect to all shares of Reis common stock shown as beneficially owned by such person, except as otherwise noted.

Name and Address of Beneficial Owner(1)	Number of Shares Owned	Percentage of Class(2)

Directors and Executive Officers:
Lloyd Lynford(3)	1,197,518	11.3%
Jonathan Garfield(4)	807,054	7.6%
Jeffrey H. Lynford(5)	575,570	5.4%
David M. Strong(6)	238,677	2.3%
Edward Lowenthal(7)	146,469	1.4%
William Sander(8)	112,085	1.0%
Mark P. Cantaluppi(9)	69,428	*
Meyer S. Frucher(10)	44,310	*
Michael J. Del Giudice(11)	12,500	*
M. Christian Mitchell(11)	6,900	*
Thomas J. Clarke Jr.(12)	6,000	*
Byron C. Vielehr(12)	—	—
All directors and executive officers as a group (12 persons)(13)	3,216,511	29.9%

5% Holders:(14)
Southwell Partners, L.P.(15) 1901 North Akard, 2nd Floor Dallas, Texas 75201	926,911	8.8%
Dimensional Fund Advisors LP(16) Building One, 6400 Bee Cave Road Austin, Texas 78746	839,876	7.9%
The Charles A. Sammons 1987 Charitable Remainder Trust-Number 2(17) 5949 Sherry Lane, Suite 1900 Dallas, Texas 75225-6553	640,402	6.0%
Osmium Partners, LLC(18) 388 Market Street, Suite 920 San Francisco, California 94111	552,579	5.2%

*	Less than 1.0%

(1)	Unless otherwise indicated, the address of each person is c/o Reis, Inc., 530 Fifth Avenue, 5th Floor, New York, New York 10036.

(2)
Percentages with respect to each person or group of persons have been calculated on the basis of 10,589,189 shares of Reis common stock outstanding on October 1, 2010, plus, in each case, the number of shares of Reis common stock which such person or group of persons has the right to acquire within 60 days after October 1, 2010 by the exercise of stock options or the vesting of RSUs.

(3)	Does not include (a) 58,334 shares of common stock issuable with respect to RSUs or (b) 125,000 shares of common stock issuable upon exercise of stock options, that may vest at a later date.

(4)
Includes 104,015 shares of common stock held by the Jonathan Garfield 2009 Grantor Retained Annuity Trust (the “Garfield GRAT”), an irrevocable trust whose trustee is Celia J. Hartmann, the wife of Mr. Garfield. Since Mr. Garfield’s wife is the trustee of the Garfield GRAT and Mr. Garfield is the primary beneficiary of the Garfield GRAT, Mr. Garfield may be deemed to indirectly beneficially own the shares of common stock held by the Garfield GRAT. Does not include (a) 58,334 shares of common stock issuable with respect to RSUs or (b) 100,000 shares of common stock issuable upon exercise of stock options, that may vest at a later date.

(5)
Includes 164,787 shares of common stock held in a non-qualified deferred compensation trust with respect to which Jeffrey Lynford will not have voting power until the shares of common stock are distributed from the deferred compensation account. Jeffrey Lynford and Mr. Lowenthal, among others, are the trustees of the non-qualified deferred compensation trust. Also includes 35,936 shares of common stock held by the Lynford Family Charitable Trust with respect to which Jeffrey Lynford disclaims beneficial ownership. Also includes 3,554 shares of common stock held in Jeffrey Lynford’s Keogh account.  Does not include 2,406 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following Jeffrey Lynford’s termination of service as a director.

(6)	Mr. Strong’s employment with the Company terminated effective October 31, 2009.

(7)
Includes 92,700 shares of common stock held in a non-qualified deferred compensation trust with respect to which Mr. Lowenthal will not have voting power until the shares of common stock are distributed from the deferred compensation account. Jeffrey Lynford and Mr. Lowenthal, among others, are the trustees of the non-qualified deferred compensation trust. Also includes 13,769 shares of common stock held through a family trust with respect to which Mr. Lowenthal disclaims beneficial ownership. Also includes 1,000 shares of common stock held in Mr. Lowenthal’s Keogh account. Does not include 27,311 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following Mr. Lowenthal’s termination of service as a director.

(8)
Includes 90,000 shares of common stock issuable upon the exercise of stock options that were exercisable at October 1, 2010.  Does not include (a) 110,334 shares of common stock issuable with respect to RSUs that may vest at a later date or (b) 60,000 shares of common stock issuable upon the exercise of stock options, that may become exercisable at a later date.

(9)
Includes 45,000 shares of common stock issuable upon the exercise of stock options that were exercisable at October 1, 2010.  Does not include (a) 54,334 shares of common stock issuable with respect to RSUs that may vest at a later date or (b) 30,000 shares of common stock issuable upon the exercise of stock options, that may become exercisable at a later date.

(10)
Consists of 44,310 shares of common stock issuable upon the exercise of stock options that were exercisable at October 1, 2010. Mr. Frucher has assigned all of his interest in the stock options and RSUs granted to him to a trust for the benefit of a family member. He does not retain control over the underlying common stock; therefore, he disclaims beneficial ownership of these shares. Does not include 27,311 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following Mr. Frucher’s termination of service as a director.

(11)
Does not include 27,311 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following the director’s termination of service as a director.

(12)	Does not include 410 shares of common stock issuable with respect to RSUs that are fully vested but are not deliverable until six months following the director’s termination of service as a director.

(13)	Includes the shares of common stock referred to in footnotes (3) through (12) above.

(14)
This information is based solely upon our review of the most recent filings of Schedule 13D or 13G and Form 3, 4 or 5.  With respect to Dimensional Fund Advisors LP, Reis is aware of a Form 13F reporting holdings of Reis common stock and has included information from that filing.

(15)
Based on information contained in Amendment No. 3 to Schedule 13G jointly filed on February 10, 2010 by and on behalf of Southwell Partners, L.P.; Southwell Management, L.P.; Southwell Holdings, LLC; and Wilson S. Jaeggli.  Each reporting person indicates that it has sole voting and dispositive power with respect to the 926,911 shares of common stock reported. Southwell Management, L.P. is the general partner of Southwell Partners, L.P. and may be deemed to beneficially own securities owned and/or held by and/or for the account and/or benefit of Southwell Partners, L.P. Southwell Holdings, LLC is the general partner of Southwell Management, L.P. and may be deemed to beneficially own securities owned and/or held by and/or for the account and/or benefit of Southwell Management, L.P. Mr. Jaeggli is the managing director of Southwell Holdings, LLC and may be deemed to beneficially own securities owned and/or held by and/or for the account and/or benefit of Southwell Holdings, LLC.

(16)
Based on information contained in a Form 13F filed on August 4, 2010 by and on behalf of Dimensional Fund Advisors LP (“Dimensional”). Dimensional indicates that it has shared dispositive power with respect to the 839,876 shares of common stock reported, and sole voting power with respect to 838,746 shares of common stock.  Dimensional indicates that it has no voting power with respect to 1,130 shares of common stock.

(17)
Based on information contained in Amendment No. 3 to Schedule 13D jointly filed on October 21, 2009 by and on behalf of The Charles A. Sammons 1987 Charitable Remainder Trust-Number 2, a charitable trust formed in the State of Texas (the “Sammons Trust”); Sammons Enterprises, Inc., a Delaware corporation (“Sammons”); Consolidated Investment Services, Inc., a Nevada corporation (“Consolidated”); Sammons Venture Properties, Inc., a Delaware corporation (“SVP”); Sammons Financial Group, Inc., a Delaware corporation (“Sammons Financial”); North American Company for Life and Health, an Illinois insurance company (“NACLH”); Nacolah Ventures, LLC, a Delaware limited liability company (“Nacolah”); Grizzly Bear, LLC, a Delaware limited liability company (“Grizzly Bear”); Bear Hunter, L.P., a Texas limited partnership (“Bear Hunter”); Bear Investor Joint Venture, a Texas general partnership (“Bear Investor”); and certain other parties who, as a result of transactions described in the amendment to the Schedule 13D, are no longer reporting persons under the Schedule 13D. Each of Bear Investor, Bear Hunter, Grizzly Bear, Nacolah, NACLH and Sammons Financial indicates that it has shared voting and dispositive power with respect to 441,263 shares of common stock. SVP indicates that it has sole voting and dispositive power with respect to 202,250 shares of common stock. Each of Consolidated, Sammons and the Sammons Trust indicates that it has shared voting and dispositive power with respect to 640,402 shares of common stock.

(18)
Based on information contained in a Schedule 13G jointly filed on May 19, 2010 by and on behalf of John H. Lewis (“Lewis”), Osmium Partners, LLC, a Delaware limited liability company (“OPLLC”), Osmium Capital, LP, a Delaware limited partnership (“OCLP”), Osmium Capital II, LP, a Delaware limited partnership (“OCIILP”), and Osmium Spartan, LP, a Delaware limited partnership (“OSLP”).  Lewis indicates that he has shared voting and dispositive power with respect to the 552,579 shares of common stock reported. OPLLC indicates that it has shared voting and dispositive power with respect to the 552,579 shares of common stock reported. OCLP indicates that it has shared voting and dispositive power with respect to 117,422 shares of common stock. OCIILP indicates that it has shared voting and dispositive power with respect to 353,308 shares of common stock. OSLP indicates that it has shared voting and dispositive power with respect to 55,123 shares of common stock. Lewis is the controlling member of OPLLC, which is the general partner of OCLP, OCIILP and OSLP. OPLLC also manages accounts on a discretionary basis (the “Accounts”). OCLP, OCIILP, OSLP and the Accounts directly own the shares of common stock reported. Lewis and OPLLC may be deemed to share voting and dispositive power with respect to the shares with OCLP, OCIILP, OSLP and the Accounts (and not with any third party). Each reporting person disclaims beneficial ownership with respect to any shares other than the shares owned directly by such reporting person.

Proposal 1

Election of Directors

Reis’s board of directors currently consists of nine directors, of which six are independent directors under the current listing standards of the Nasdaq Stock Market.

The board of directors is divided into three classes with three-year staggered terms, with one-third of the directors elected each year.  On September 10, 2010, as permitted by Reis’s bylaws, the board of directors passed a resolution increasing the size of the board from seven members to nine, effective immediately, and appointed Thomas J. Clarke Jr. and Byron C. Vielehr to fill these vacancies.  Their terms expire at the 2010 annual meeting and upon the election and qualification of  their respective successors.

The nominees for election for a term expiring at the 2013 annual meeting of stockholders and when their respective successors have been elected and qualified are:

●	Thomas J. Clarke Jr.

●	Michael J. Del Giudice

●	Byron C. Vielehr

The nominee for election for a term expiring at the 2012 annual meeting of stockholders and when his successor has been elected and qualified is Edward Lowenthal.

The nominees will be elected at the annual meeting to serve for the term indicated or until their respective successors have been elected and qualified.

If any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present board of directors. Alternatively, the board of directors may adopt a resolution to reduce the size of the board. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and Reis.

The board of directors unanimously recommends a vote “FOR” the election of Thomas J. Clarke Jr., Michael J. Del Giudice, Byron C. Vielehr and Edward Lowenthal.

Information regarding the nominees for election at the annual meeting, the continuing directors whose terms expire in 2011 and 2012 and Reis’s executive officers is provided below. The age indicated in each individual’s biography is as of October 18, 2010.

Nominees for Election as Director for a Term to Expire at the 2013 Annual Meeting of Stockholders and When Their Respective Successors Have Been Elected and Qualified

Thomas J. Clarke Jr., age 54, has been a director of Reis since September 2010.  Mr. Clarke has served as the chief executive officer of Weiss Group, LLC, a leading provider of independent research which also, under its Weiss Capital Management subsidiary, manages assets for individuals and institutions, since July 2010. From 1999 through 2009, Mr. Clarke served as chief executive officer of TheStreet.com, Inc., a financial media company. From 2002 through 2008, he also served as chairman of TheStreet.com. From 1998 through 1999, Mr. Clarke served as president of Thomson Financial Investor Relations, following the acquisition of Technimetrics, Inc. by Thomson Financial. From 1984 through 1998, Mr. Clarke served in executive positions of increasing responsibility at Technimetrics, a global information company, rising to chief executive officer from 1992 through the company's sale in 1998. From 1980 through 1984, Mr. Clarke served as Operations Manager for McAuto Systems Group,

Incorporated, a Medicaid billing processor. Mr. Clarke currently serves on the boards of LiveDeal, Inc., a provider of local customer acquisition services for small businesses, and Standing Stone, Inc., developers of disease state management solutions. He is also a mentor to students at Columbia University involved in the Executive Masters Program focusing on technology. Mr. Clarke received a bachelor of science degree in marketing from St. John’s University and a master’s degree in business administration from Hofstra University. He has extensive operating and strategic experience as a senior executive in the information services industry.

Michael J. Del Giudice, age 67, has been a director of Reis since May 2007. Mr. Del Giudice founded and has served as a senior managing director of Millennium Capital Markets LLC, which specializes in advising and financing corporate, energy, real estate and investment management clients, since 1996. Mr. Del Giudice has also been the chairman and managing director of Rockland Capital Energy Investments LLC, a company which acquires and restructures independent power projects in North America and Europe, since 2003. In addition, Mr. Del Giudice serves as the lead independent director of Consolidated Edison Inc., vice chairman of the board of trustees of the New York Racing Authority and Chairman of the Governor’s Committee on Scholastic Achievement, an educational non-profit group. Mr. Del Giudice is also the lead independent director of Fusion Telecommunications International, Inc., and a member of the board of advisors of Corinthian Capital Group, LLC, a private investment fund. Mr. Del Giudice was previously a director of Barnes & Noble, Inc. He has extensive investment banking, corporate restructuring, corporate governance and governmental experience.

Byron C. Vielehr, age 46, has been a director of Reis since September 2010. Mr. Vielehr has served as president, Global Risk and Analytic Solutions, for Dun & Bradstreet, Inc., a leading source of commercial information and insight on businesses, since November 2009. From 2005 through 2008, he served as chief information officer, and from 2008 through 2009, he served as president, Sales and Marketing Solutions, for Dun & Bradstreet. Prior to joining Dun & Bradstreet, Mr. Vielehr was President and Chief Operating Officer of Northstar Systems International, Inc., an enterprise wealth management technology solutions provider, and previously was Chief Technology Officer of various units of Merrill Lynch, a leading investment bank. Mr. Vielehr received a bachelor’s degree from Drexel University and a master’s degree in business administration from the University of Pennsylvania’s Wharton School. He has extensive operating and strategic experience as a senior executive in the information services industry.

Nominee for Election as Director for a Term to Expire at the 2012 Annual Meeting of Stockholders and When His Successor Has Been Elected and Qualified

Edward Lowenthal, age 65, has been a director of Reis since the formation of Wellsford in January 1997. Mr. Lowenthal served as the President and Chief Executive Officer of Wellsford from its formation until his retirement on March 31, 2002. He served as a director of Private Reis from 2000 through the Merger in May 2007. Mr. Lowenthal served as the president and chief executive officer and as a trustee of Wellsford’s former parent, Wellsford Residential Property Trust (the “Residential Trust”), from its formation in July 1992 until the consummation of its merger with Equity Residential (“EQR”) in May 1997. He served as a director of EQR from the time of the merger through 2003.  Mr. Lowenthal is president of Ackerman Management LLC, a real estate advisory and investment firm, and co-managing member of Wellsford Strategic Partners LLC, a real estate investment vehicle. Mr. Lowenthal currently serves as a director of Omega Healthcare Investors, Inc., a healthcare real estate investment trust, or REIT, American Campus Communities, Inc., a student housing REIT, and Homex Development Corp., a Mexican home builder. He is the non-executive chairman of the board of Tiburon Lockers, Inc., a private company that owns and operates concession rental lockers. He is also a trustee of the Manhattan School of Music.  He has developed industry experience through his service on the Private Reis board (prior to the Merger) and the Reis board following the Merger, and also has extensive public company board experience.

Directors Continuing in Office

The following directors have terms ending in 2011:

        Jeffrey H. Lynford, age 63, has been the Chairman of the Board and a director of Reis since the formation of Wellsford in January 1997. He was also the President and Chief Executive Officer of Wellsford from April 1, 2002 through May 2007.  He also served as chairman of the board and secretary of the Residential Trust from its formation in July 1992 through the consummation of its merger with EQR in May 1997.  He served as a director of

EQR from the time of the merger through 2003.  Jeffrey Lynford is co-managing member of Wellsford Strategic Partners LLC, a real estate investment vehicle. Jeffrey Lynford currently serves as a trustee of New York University, vice-chairman of Polytechnic Institute of NYU and vice-chairman of the Global Heritage Fund, a nonprofit organization focused on preservation of archaeological and cultural heritage.  He is a member of the New York State Council on the Arts and the Trust for Governors Island, both gubernatorial appointments.  He has in the past served as a director of various open and closed-end real estate mutual funds sponsored by Cohen & Steers Capital Management, Inc. Jeffrey Lynford is a graduate of the State University of New York at Buffalo, the Woodrow Wilson School of Princeton University and the Fordham University School of Law.  He has extensive experience as a member of public company boards as well as capital markets, corporate finance, and real estate experience.  Jeffrey Lynford and Lloyd Lynford are brothers.

Lloyd Lynford, age 54, has been President, Chief Executive Officer and a director of Reis since May 2007. Lloyd Lynford was a co-founder of Private Reis. From 1981 through May 2007, Lloyd Lynford was the president, chief executive officer and treasurer, as well as a member of the board of directors, of Private Reis. Lloyd Lynford served on the board of the Real Estate Research Institute from 1993 to 1997 and served as its president from 1996 to 1997. He has lectured at The Wharton School, Berkeley, MIT, New York University, Columbia University, and Cambridge University.  Lloyd Lynford graduated magna cum laude from Brown University.  He has extensive expertise in commercial real estate markets and in developing and marketing analytical products to decision makers in the real estate capital markets.  Jeffrey Lynford and Lloyd Lynford are brothers.

M. Christian Mitchell, age 55, has been a director of Reis since May 2007. Mr. Mitchell has been a member of the board of directors of Special Value Opportunities Fund, LLC, a closed-end SEC registered investment company, since 2004, where he is also the designated financial expert and chairman of the audit committee, as well as a member of the transaction committee. Furthermore, Mr. Mitchell is also an investor in, and has served on the board of directors of, First Chicago Bancorp, Inc., a bank holding company in Chicago, Illinois, since 2006. Mr. Mitchell serves on the risk committee, and is the chair of the audit committee, of First Chicago.  Mr. Mitchell was a member of the board of directors of Hanmi Financial Corporation (and its wholly-owned subsidiary, Hanmi Bank), a bank serving primarily the Korean-American community, from 2004 through 2007. He was the designated financial expert and chairman of the audit committee, as well as a member of the finance and planning committee and the compliance committee, of Hanmi Bank. Mr. Mitchell is vice chairman of Marshall & Stevens, Inc., a national valuation consulting firm, where he has served on the board of directors since December 2008.  He has also served as a member of the board of directors of Grandpoint Capital, a bank holding company located in Los Angeles, since March 2010.  Mr. Mitchell has also served as president of the National Association of Corporate Directors (“NACD”), Southern California Chapter, since 2007 and holds the NACD Certificate of Director Education.  He was an adjunct accounting professor at the University of Redlands from 2006 through May 2010 and has been a guest lecturer since May 2010. Mr. Mitchell was with Deloitte & Touche LLP from 1977 to 1985 and 1987 to 2003, and served as the national managing partner, Mortgage Banking/Finance Companies Practice, from 2001 to 2003.  Mr. Mitchell graduated summa cum laude from the University of Alabama.  He has extensive accounting and finance, banking and real estate finance, and corporate governance experience.

The following directors have terms ending in 2012:

Meyer “Sandy” Frucher, age 64, has been a director of Reis since June 2000. Mr. Frucher has served as vice chairman of The Nasdaq OMX Group since July 2008.  He served as chairman and chief executive officer of the Philadelphia Stock Exchange from June 1998 through the acquisition of the Philadelphia Stock Exchange by The Nasdaq OMX Group in July 2008.  From September 1997 through July 2008, Mr. Frucher also served on the Philadelphia Stock Exchange’s board of governors. From 1988 to 1997, Mr. Frucher was executive vice president-development of Olympia & York Companies (U.S.A.) and coordinated and oversaw all of Olympia & York’s development projects in the United States. From 1988 to 1999, Mr. Frucher was trustee and then chairman of the New York City School Construction Authority. From 1984 to 1988, he was president and chief executive officer of Battery Park City Authority.  Mr. Frucher serves on the board of The Options Clearing Corporation, the Saratoga Performing Arts Center, the PHLX Foundation and the Battery Park Conservancy. He has extensive capital markets and corporate finance experience, as well as expertise in the areas of government/labor relations and strategic planning.

Jonathan Garfield, age 53, has been Executive Vice President and a director of Reis since May 2007. Mr. Garfield was a co-founder of Private Reis. From 1981 through May 2007, Mr. Garfield was executive vice president and secretary, as well as a member of the board of directors, of Private Reis. Mr. Garfield created the initial applications and the database which contains Reis’s time series data on the property, neighborhood and metropolitan levels. He led the initial transition to electronic delivery of Reis’s information products by managing the design, production, testing and maintenance of Reis’s flagship product, Reis SE. Mr. Garfield oversaw Private Reis’s corporate reporting, including legal, accounting, audit, tax and financing issues. Mr. Garfield graduated cum laude from Pomona College.  He has extensive experience in information management, database technology and analytical product development, as well as with the real estate markets, developed in his nearly 30 years with Reis.

Executive Officers

In addition to Lloyd Lynford and Mr. Garfield, whose biographies are included above, the following individuals serve as executive officers of Reis:

        Mark P. Cantaluppi, age 39, has been Vice President (since November 1999) and Chief Financial Officer (since March 2006) of Reis. Previously, Mr. Cantaluppi was Chief Accounting Officer and Director of Investor Relations since December 2000. He joined Wellsford in November 1999 as Vice President, Controller and Director of Investor Relations. From January 1998 to November 1999, he was the assistant controller of Vornado Realty Trust, a diversified REIT. From 1993 to 1998, Mr. Cantaluppi worked for Ernst & Young LLP, a public accounting firm, where he attained the level of manager. Mr. Cantaluppi is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Cantaluppi is a graduate of Villanova University.

William Sander, age 43, has been Chief Operating Officer of Reis Services since May 2007. From 2001 through May 2007, Mr. Sander was Chief Operating Officer of Private Reis. Mr. Sander has overall responsibility for the day-to-day operations of Reis Services and supervision of all departments within Reis Services. Prior to joining Private Reis, Mr. Sander was a senior vice president of product management for Primark Corporation, a company that provides content and software to the financial services industry. Mr. Sander is a graduate of Marietta College.

Proposal 2

Ratification of the Appointment of the
Independent Registered Public Accounting Firm

Reis’s independent registered public accounting firm for the fiscal year ended December 31, 2009 was Ernst & Young LLP. Reis’s Audit Committee has appointed Ernst & Young LLP to continue as the independent registered public accounting firm for Reis for the fiscal year ending December 31, 2010. If stockholders do not ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm, the board of directors may consider another independent registered public accounting firm.

A representative of Ernst & Young LLP will be present at the annual meeting, either in person or by teleconference. The representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders present at the annual meeting.

The board of directors unanimously recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Reis.

Audit and Non-Audit Fees

The following table sets forth the fees billed to Reis for the years ended December 31, 2009 and 2008 by Ernst & Young LLP:

	2009	2008

Audit fees(A)	$353,000	$474,000
Audit-related fees	—	—
Tax fees(B)	54,000	55,000
All other fees	—	—
	$407,000	$529,000

(A)
Consists of fees billed for professional services rendered for (i) the audit of Reis’s annual financial statements for the years ended December 31, 2009 and 2008, (ii) the reviews of the financial statements included in Reis’s quarterly reports on Form 10-Q during 2009 and 2008 and (iii) during 2008, services associated with a registration statement on Form S-8.

(B)	Fees are for tax return preparation for the years ended December 31, 2009 and 2008.

Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for approval of audit and permitted non-audit services by the Company’s independent registered public accounting firm. The Audit Committee will consider annually and approve the provision of audit services by its independent registered public accounting firm and consider and, if appropriate, approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider specific engagements on a case-by-case basis and approve them, if appropriate.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to one or more of its members to whom authority is delegated. The member or members to whom such authority is delegated are required to report any specific approval of services at the Audit Committee’s next regular meeting.

During the years ended December 31, 2009 and 2008, all fees set forth above were approved by the Audit Committee.

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of Reis’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, this report of the Audit Committee will not be incorporated by reference into any such filings.

Reis’s management is responsible for Reis’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Reis’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles (“GAAP”). The Audit Committee oversees Reis’s internal control over financial reporting on behalf of the board of directors.

The Audit Committee met seven times during 2009 and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Reis’s consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Interim Auditing Standard AU 380, “The Auditor’s Communication with Those Charged with Governance,” including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the letter from the independent registered public accounting firm required by the PCAOB’s Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the independent registered public accounting firm the firm’s independence from Reis and its management.

The Audit Committee discussed with Reis’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their annual examination and their procedures with respect to the Company’s quarterly financial statements, their consideration of Reis’s internal control over financial reporting, and the overall quality of Reis’s financial reporting process. The Audit Committee also approved the professional (including non-audit) services provided by the independent registered public accounting firm, considered the range of audit and non-audit fees, reviewed any related party transactions and reviewed and approved the issuance of the quarterly financial statements and disclosures in Reis’s quarterly reports on Form 10-Q during 2009 and the year end financial statements and disclosures in Reis’s annual report on Form 10-K for the year ended December 31, 2009, in each case before such document was filed with the SEC.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of Reis’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of Reis’s financial statements with GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that Reis’s financial statements are presented in accordance with GAAP, that the audit of Reis’s financial statements has been carried out in accordance with the standards of the PCAOB or that Reis’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the audited consolidated financial statements be included in Reis’s annual report on Form 10-K for the year ended December 31, 2009 for filing with the SEC on March 15, 2010. The annual report on Form 10-K, including the financial statements recommended by the Audit Committee, was distributed to the board of directors and each director authorized filing of the annual report by executing the signature page thereto.  We note that an amended annual report on Form 10-K/A for the year ended December 31, 2009 was filed with the SEC on April 29, 2010, solely to include information required by Part III of that form.  Although each member of the Audit Committee reviewed and signed that amended annual report, as a member of the board of directors, the amended annual report did not contain any financial statements requiring the specific review of the Audit Committee.

The Audit Committee has selected, subject to stockholder ratification, Ernst & Young LLP as Reis’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The Audit Committee of the Board of Directors of Reis, Inc.
M. Christian Mitchell (Chairman)
Meyer S. Frucher
Edward Lowenthal

Executive Compensation

Summary Compensation Table

Since we are a smaller reporting company, our named executive officers include our principal executive officer (Lloyd Lynford for 2009), our two other most highly compensated executive officers as of the end of the last fiscal year (Messrs. Garfield and Sander for 2009), and up to two additional individuals for whom disclosures would have been required if they were serving as an executive officer at the end of the last fiscal year (Mr. Strong for 2009). Although not required by the applicable SEC rules, we have included Mr. Cantaluppi as a named executive officer, since he is our Chief Financial Officer.

Name and Principal Position	Year	Salary ($)(A)	Bonus ($)(B)	Stock Awards ($)(C)	Option Awards ($)(D)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(E)	Total ($)

Lloyd Lynford — Chief Executive Officer	2009	$645,000	$168,750	$284,722	$—	$—	$—	$2,450	$1,100,922
and President	2008	$645,000	$76,647	$475,333	$—	$114,603	$—	$2,300	$1,313,883

Jonathan Garfield —	2009	$500,000	$168,750	$183,322	$—	$—	$—	$2,450	$854,522
Executive Vice President	2008	$500,000	$76,647	$241,333	$—	$114,603	$—	$2,300	$934,883

William Sander —
Chief Operating Officer	2009	$444,000	$17,000	$92,095	$111,720	$—	$—	$2,450	$667,265
of Reis Services	2008	$444,000	$15,630	$39,900	$111,720	$23,370	$—	$2,300	$636,920

Mark P. Cantaluppi —
Vice President,	2009	$349,500	$14,750	$43,526	$55,860	$—	$—	$2,500	$466,136
Chief Financial Officer	2008	$349,500	$12,925	$19,000	$55,860	$19,325	$—	$2,500	$459,110

David M. Strong —
Former Senior Vice	2009	$208,400	$309,516	$—	$—	$—	$—	$—	$517,916
President —Development	2008	$841,875	$427,000	$—	$—	$—	$—	$2,500	$1,271,375

(A)	Includes base salary and contractual minimum bonuses. Contractual minimum bonuses for 2009 were paid in January 2010. Contractual minimum bonuses for 2008 were paid in December 2008.
(B)
Includes discretionary bonuses in excess of contractual minimum bonuses and non-equity incentive plan compensation. Discretionary bonuses for 2009 were paid in March 2010.  Discretionary bonuses for 2008 were paid in February 2009.

(C)
Represents total compensation expense recognized for RSUs granted to each named executive officer. The grant date fair market value of the RSUs used to calculate these amounts is the same as that used for stock-based compensation disclosure in the consolidated financial statements included in Reis’s annual report on Form 10-K for the year ended December 31, 2009.  For Lloyd Lynford, the 2009 amount includes $46,542 of expense relating to RSUs granted in February 2009 (the “2009 Grant”), $50,400 of expense relating to RSUs granted in February 2008 (the “2008 Grant”) and $187,780 of expense relating to performance-based RSUs granted in May 2007 (the “2007 Grant”); and the 2008 amount includes $42,000 of expense relating to the 2008 Grant and $433,333 of expense relating to the 2007 Grant. For Mr. Garfield, the 2009 amount includes $46,542 of expense relating to the 2009 Grant, $50,400 of expense relating to the 2008 Grant and $86,380 of expense relating to the 2007 Grant; and the 2008 amount includes $42,000 of expense relating to the 2008 Grant and $199,333 of expense relating to the 2007 Grant. For Mr. Sander, the 2009 amount includes $44,215 of expense relating to the 2009 Grant and $47,880 of expense relating to the 2008 Grant; and the 2008 amount includes $39,900 of expense relating to the 2008 Grant. For Mr. Cantaluppi, the 2009 amount includes $20,726 of expense relating to the 2009 Grant and $22,800 of expense relating to the 2008 Grant; and the 2008 amount includes $19,000 of expense relating to the 2008 Grant. The 2007 Grant had a grant date fair value of $10.40 per share; the 2008 Grant had a grant date fair value $7.20 per share; and the 2009 Grant had a grant date fair value of $4.76 per share.  The closing price of Reis common stock was $6.55 per share on October 12, 2010.

(D)
The amounts reflected in this column are the amounts of total compensation expense recognized in 2008 and 2009 for stock options granted in 2007 to each named executive officer. These stock options have an exercise price of $10.40 per share. The grant date fair market value of the stock options used to calculate these amounts is the same as that used for stock-based compensation disclosure in the consolidated financial statements included in Reis’s annual report on Form 10-K for the year ended December 31, 2009.

(E)
The amounts presented represent matching contributions into the Company’s 401(k) plans and do not reflect any perquisites as the aggregate value of perquisites for each executive officer was less than $10,000.

Prior Employment Agreements

In May 2007, each of the named executive officers (other than Mr. Strong) entered into a three year employment agreement governing his compensation and related arrangements with Reis and/or Reis Services.  The following summaries are not complete descriptions of the prior employment agreements.  Each agreement is filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 15, 2010.

Lloyd Lynford.  Lloyd Lynford’s prior employment agreement provided for him to be employed as President and Chief Executive Officer of Reis and Reis Services for a three year term expiring on May 30, 2010. Under the agreement, he was entitled to a salary of $375,000 per year and a minimum cash bonus of $270,000 per year. The agreement also entitled him to receive the 100,000 performance-based RSUs granted to him at the time of the Merger.  The performance criteria for these RSUs was met and the underlying shares vested and were delivered to Lloyd Lynford in full as of May 30, 2010.

Jonathan Garfield.  Mr. Garfield’s prior employment agreement provided for him to be employed as Executive Vice President of Reis and Reis Services for a three year term expiring on May 30, 2010. Under the agreement, he was entitled to a salary of $375,000 per year and a minimum cash bonus of $125,000 per year. The agreement also entitled him to receive the 46,000 performance-based RSUs granted to him at the time of the Merger. The performance criteria for these RSUs was met and the underlying shares vested and were delivered to Mr. Garfield in full as of May 30, 2010.

William Sander.  Mr. Sander’s prior employment agreement provided for him to be employed as Chief Operating Officer of Reis Services for a three year term expiring on May 30, 2010. Under the agreement, he was entitled to a salary of $289,850 per year and a minimum cash bonus of $145,000 per year.  The agreement also entitled him to receive $157,500 at the time of the Merger, an additional $157,500 in November 2007 and the 150,000 stock options granted to him at the time of the Merger.

Mark P. Cantaluppi.  Mr. Cantaluppi’s prior employment agreement provided for him to be employed as Vice President and Chief Financial Officer of Reis and Reis Services for a three year term expiring on May 30, 2010. Under the agreement, he is entitled to a salary of $225,000 per year and a minimum annual cash bonus equal to 50% of his salary.  The agreement also entitled him to receive the 75,000 stock options granted to him at the time of the Merger.

David M. Strong.  Mr. Strong’s employment agreement provided for him to be employed as Senior Vice President — Development of Reis. The agreement was entered into in October 2004 and amended and extended in March 2006 and January 2009.  Mr. Strong’s employment with Reis was terminated in October 2009. Mr. Strong’s 2008 salary under the agreement was $224,500. Mr. Strong was entitled to a minimum annual cash bonus equal to 75% of his salary.  His contract also called for a payment of $449,000 upon the earlier of (i) the completion of the sale of the Gold Peak project or (ii) December 31, 2008.  Through July 31, 2009, he was paid based on an annual salary of $225,000, or $18,750 per month.  Mr. Strong’s contract included an incentive-based bonus of up to $1,000,000 based on an internal rate of return realized from the inception of the Palomino Park project. Mr. Strong was paid $684,745 under this Palomino Park incentive bonus (including $604,745 in 2005 and $80,000 in 2009).  In addition, Mr. Strong was entitled to incentive-based payments based on the profits from the Gold Peak phase of Palomino Park. As per the terms of his contract, after all 259 Gold Peak condominium units were sold, Mr. Strong received an amount equal to $563,000, calculated as the first $259,000 of the Company’s profits from the Gold Peak project over $8,000,000, plus 5% of the Company’s profits from the Gold Peak project above $8,259,000 (of which $427,000 was paid in 2008 and $136,000 was paid in 2009). Mr. Strong was also entitled to a cash bonus of $98,438 if the Company sold all of the Gold Peak condominium units on or prior to July 31, 2009.  Due to market conditions, the last sale occurred in September 2009 and Reis paid Mr. Strong $93,516 in respect of that bonus.

General. Each of the above employment agreements set forth circumstances under which Reis was permitted to terminate the relevant executive officer with and without cause, and the payments owed to each executive officer in each case.

Current Employment Agreements

Each of the named executive officers (other than Mr. Strong, who is no longer employed by Reis) has entered into an employment agreement governing his compensation and related arrangements with Reis and/or Reis Services.  The following summaries are not complete descriptions of the employment agreements.  Each agreement is filed as an exhibit to the Company’s current report on Form 8-K filed with the SEC on August 3, 2010.  The compensation committee of Reis’s board of directors engaged an independent compensation consultant to assist in the negotiation and benchmarking of the employment arrangements against appropriate peers for each individual.  The following is a description of the four employment agreements:

Lloyd Lynford. On July 29, 2010, Reis and Reis Services (together with Reis, the “Employer”), entered into an employment agreement with Lloyd Lynford, to be effective as of July 1, 2010 (the “Lynford Agreement”). The Lynford Agreement supersedes Mr. Lynford’s prior employment agreement and provides for Mr. Lynford to continue to be employed as President and Chief Executive Officer of both Reis and Reis Services. The Lynford Agreement has a three year term that expires on July 1, 2013.

During the term of his employment, Mr. Lynford is entitled to a salary of not less than $400,000 per year and a performance-based bonus, administered by Reis’s Compensation Committee, with a target opportunity of not less than $280,000 per year. Mr. Lynford was also granted stock options for 125,000 shares of Reis common stock at an exercise price of $8.025 per share (125% of the closing price on July 29, 2010). These stock options vest on June 30, 2013 (or earlier upon the occurrence of certain events, as set forth in the Lynford Agreement) and generally expire ten years after grant. The Employer has also agreed to purchase a five year term life insurance policy, for the benefit of a beneficiary selected by Mr. Lynford, in the amount of $680,000. In the event that Mr. Lynford incurs a qualifying termination during the term of the Lynford Agreement, the Lynford Agreement provides for a lump sum severance payment equal to 1.5 times the sum of his then current base salary and target bonus (or 2.5 times, in the case of a qualifying termination that occurs in connection with or during the two year period following a change of control), the accelerated vesting of his then unvested equity awards, and continuation of medical benefits for a period of 18 months following his termination of employment. Mr. Lynford has agreed to restrictions on non-competition and non-solicitation of employees or customers for a one year period in the case of termination of his employment (with an extension to a two year period in case of a termination of his employment in connection with a change of control).

Jonathan Garfield. On July 29, 2010, Reis and Reis Services entered into an employment agreement with Jonathan Garfield, to be effective as of July 1, 2010 (the “Garfield Agreement”). The Garfield Agreement supersedes Mr. Garfield’s prior employment agreement and provides for Mr. Garfield to continue to be employed as Executive Vice President of both Reis and Reis Services. The Garfield Agreement has a three year term that expires on July 1, 2013.

During the term of his employment, Mr. Garfield is entitled to a salary of not less than $400,000 per year and a performance-based bonus, administered by Reis’s Compensation Committee, with a target opportunity of not less than $200,000 per year. Mr. Garfield was also granted stock options for 100,000 shares of Reis common stock at an exercise price of $8.025 per share (125% of the closing price on July 29, 2010). These stock options vest on June 30, 2013 (or earlier upon the occurrence of certain events, as set forth in the Garfield Agreement) and generally expire ten years after grant. The Employer has also agreed to purchase a five year term life insurance policy, for the benefit of a beneficiary selected by Mr. Garfield, in the amount of $600,000. In the event that Mr. Garfield incurs a qualifying termination during the term of the Garfield Agreement, the Garfield Agreement provides for a lump sum severance payment equal to 1.5 times the sum of his then current base salary and target bonus (or 2.5 times, in the case of a qualifying termination that occurs in connection with or during the two year period following a change of control), the accelerated vesting of his then unvested equity awards, and continuation of medical benefits for a period of 18 months following his termination of employment. Mr. Garfield has agreed to restrictions on non-competition and non-solicitation of employees or customers for a one year period in the case of termination of his employment (with an extension to a two year period in case of a termination of his employment in connection with a change of control).

William Sander. On July 29, 2010, Reis Services entered into a new employment agreement with William Sander, to be effective as of July 1, 2010 (the “Sander Agreement”). Reis is a party to this agreement for limited purposes. The Sander Agreement supersedes Mr. Sander’s prior employment agreement and provides for Mr. Sander to be employed as Chief Operating Officer of Reis Services for a three year term that expires on July 1, 2013.

During the term of his employment, Mr. Sander is entitled to a salary of not less than $325,000 per year and a performance-based bonus, administered by Reis’s Compensation Committee, with a target opportunity of not less than $190,000 per year (Mr. Sander’s bonus for 2010 will be reduced by the $75,850 pro rata guaranteed minimum bonus paid to Mr. Sander in July 2010 under his prior employment agreement). Mr. Sander was also granted 50,000 RSUs of Reis. These RSUs vest in three equal annual installments beginning on June 30, 2011 (or earlier upon the occurrence of certain events, as set forth in the Sander Agreement). Reis Services has also agreed to purchase a five year term life insurance policy, for the benefit of a beneficiary selected by Mr. Sander, in the amount of $162,500. In the event that Mr. Sander incurs a qualifying termination during the term of the Sander Agreement, the Sander Agreement provides for a lump sum severance payment equal to 1.5 times his then current base salary (or two times, in the case of a qualifying termination that occurs in connection with or during the one year period following a change of control), the payment of his pro rata target bonus for that year, the accelerated vesting of his then unvested equity awards, and continuation of medical benefits for a period of nine months following his termination of employment. Mr. Sander has agreed to restrictions on non-competition and the solicitation of employees or customers for periods ranging from twelve to eighteen months.

Mark P. Cantaluppi. On July 30, 2010, Reis and Reis Services entered into an employment agreement with Mark P. Cantaluppi, to be effective as of July 1, 2010 (the “Cantaluppi Agreement”). The Cantaluppi Agreement supersedes Mr. Cantaluppi’s prior employment agreement and provides for Mr. Cantaluppi to continue to be employed as Chief Financial Officer of both Reis and Reis Services for a three year term that expires on July 1, 2013.

During the term of his employment, Mr. Cantaluppi is entitled to a salary of not less than $265,000 per year and a performance-based bonus, administered by Reis’s Compensation Committee, with a target opportunity of not less than $160,000 per year (Mr. Cantaluppi’s bonus for 2010 will be reduced by the $59,706 pro rata guaranteed minimum bonus paid to Mr. Cantaluppi in July 2010 under his prior employment agreement). Mr. Cantaluppi was also granted 25,000 RSUs of Reis. These RSUs vest in three equal annual installments beginning on June 30, 2011 (or earlier upon the occurrence of certain events, as set forth in the Cantaluppi Agreement). The Employer has also agreed to purchase a five year term life insurance policy, for the benefit of a beneficiary selected by Mr. Cantaluppi, in the amount of $132,500. In the event that Mr. Cantaluppi incurs a qualifying termination during the term of the Cantaluppi Agreement, the Cantaluppi Agreement provides for a lump sum severance payment equal to 1.5 times his then current base salary (or two times, in the case of a qualifying termination that occurs in connection with or during the one year period following a change of control), the payment of his pro rata target bonus for that year, the accelerated vesting of his then unvested equity awards, and continuation of medical benefits for a period of nine months following his termination of employment. Mr. Cantaluppi has agreed to restrictions on non-competition and the solicitation of employees or customers for periods ranging from twelve to eighteen months.

General. Each of the above employment agreements sets forth circumstances under which Reis may terminate the relevant executive officer with and without cause, and the payments owed to each executive officer in each case. In addition, all stock options and RSUs granted to the above executive officers immediately vest upon the death or disability of the executive officer or a change of control of Reis.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to our named executive officers during 2009. The equity awards granted in 2009 identified in the table below are also reported under “— Outstanding Equity Awards at Fiscal Year End — Named Executive Officers:”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(A)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(B)	Current Market Value(C)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Lloyd Lynford	2/4/09	$—	$—	$—	—	32,000	32,000	—	—	—	$152,320	$209,600
Jonathan Garfield	2/4/09	$—	$—	$—	—	32,000	32,000	—	—	—	$152,320	$209,600
William Sander	2/4/09	$—	$—	$—	—	32,000	32,000	—	—	—	$152,320	$209,600
Mark P. Cantaluppi	2/4/09	$—	$—	$—	—	15,000	15,000	—	—	—	$71,400	$98,250
David M. Strong	—	$—	$—	$—	—	—	—	—	—	—	$—	$—

(A)	Represents RSUs granted to the named executive officers. The RSUs vest in three equal annual installments, beginning on February 4, 2010.
(B)	Based on the closing price of Reis common stock of $4.76 per share on the grant date.
(C)	Based on the closing price of Reis common stock of $6.55 per share on October 12, 2010.

Outstanding Equity Awards at Fiscal Year End — Named Executive Officers The following table reflects all outstanding equity awards to Reis’s named executive officers as of December 31, 2009:

								Stock Awards
	Option Awards									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(A)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(A)

Lloyd Lynford	—		—		—	$—	—	46,000	$282,900	100,000	(B)	$615,000
Jonathan Garfield	—		—		—	$—	—	46,000	$282,900	46,000	(B)	$282,900
William Sander	60,000	(C)	90,000	(C)	—	$10.40	5/29/17	46,000	$282,900	—		$—
Mark P. Cantaluppi	30,000	(C)	45,000	(C)	—	$10.40	5/29/17	21,667	$133,252	—		$—
David M. Strong	—		—		—	$—	—	—	$—	—		$—

(A)	Based upon the closing price of Reis common stock of $6.15 per share on December 31, 2009.
(B)
These performance-based RSUs vest in three equal annual installments, if certain levels of Reis Services EBITDA growth ranging from 10% to 30% are met each year or cumulatively during the three year period. The performance criteria were met and these RSUs were fully vested in May 2010 and common stock with a market value of $619,500 for Lloyd Lynford and $284,970 for Mr. Garfield was issued to these individuals.

(C)	The stock options were granted at an exercise price of $10.40 per share, which is equal to the closing price of Reis common stock on the date of the Merger and vest in five equal annual installments.

Option Exercises and Stock Vested in 2009 The following table reflects the stock options exercised by the named executive officers and stock awards vested during 2009:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($) (A)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (B)

Lloyd Lynford	—		$—	7,000	(C)	$28,070
Jonathan Garfield	—		$—	7,000	(C)	$28,070
William Sander	—		$—	7,000	(D)	$28,070
Mark P. Cantaluppi	17,723	(E)	$25,698	3,333		$13,365
David M. Strong	21,268	(F)	$29,775	—		$—

(A)
Based on the difference between (i) $6.00, the average of the high and low sales prices of the common stock on September 27, 2009, the date immediately prior to the date of exercise, and (ii) the exercise price of the stock options exercised.

(B)	Based on $4.01, the closing price of the common stock on February 27, 2009, the date immediately prior to the date of vesting.
(C)
During 2009, Lloyd Lynford and Mr. Garfield vested in the second third of their May 2007 performance-based RSU award (but delivery of shares does not occur until May 2010).  The amounts presented in the table do not include these performance-based RSUs.

(D)	Mr. Sander forfeited 2,933 of these shares to Reis in payment of tax liability.
(E)	Mr. Cantaluppi tendered 13,439 shares of common stock he previously owned to pay the exercise price for these stock options.
(F)	Mr. Strong tendered 16,305 shares of common stock he previously owned to pay the exercise price for these stock options.

Securities Authorized for Issuance Under Equity Compensation Plans The following table details information for each of Reis’s compensation plans at December 31, 2009:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (A)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders:
1998 Plan	363,552	(B)	$7.56	—
2008 Plan	246,736		$—	817,137	(C)
	610,288		$7.56	817,137	(C)
Equity compensation plans not approved by stockholders:
2007 inducement grants	371,000	(D)	$10.40	—
Total	981,288		$8.91	817,137	(C)

(A)	The weighted average exercise price does not take into account the shares issuable upon vesting or delivery of outstanding RSUs, which have no exercise price.
(B)	Includes 248,620 shares issuable upon exercise of stock options and 114,932 shares issuable upon vesting of RSUs (or, with respect to RSUs granted to non-employee directors, delivery of RSUs).
(C)
Availability reflects reductions related to grants under the 2008 Plan offset by increases related to expirations and forfeitures under the 2008 Plan and the 1998 Plan, as permitted under the 2008 Plan.

(D)	Includes 225,000 shares issuable upon exercise of stock options and 146,000 shares issuable upon vesting of RSUs.

The 1998 Plan expired on March 10, 2008, and no new grants have been or may be made thereunder.

Pension Benefits

Reis does not have a pension plan. Through the end of December 31, 2009, the Company had two separate defined contribution savings plans pursuant to Section 401 of the Internal Revenue Code. For the historic Wellsford plan, employer contributions, if any, were made based upon a discretionary amount determined by the Company’s management. For the historic Private Reis plan, the Company matches contributions up to 1% of employees’ salaries (calculated as 25% of the employee’s contribution, capped at 4% of the employee’s salary). As of the end of 2009, the Company terminated the historic Wellsford plan and all current employees participating in the Wellsford plan were transferred to the historic Private Reis plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Reis’s executive officers and directors, and persons who own more than 10% of any registered class of Reis’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish Reis with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to Reis from the individuals required to file the reports, Reis believes that each of Reis’s executive officers and directors has complied with applicable reporting requirements for transactions in Reis common stock during the fiscal year ended December 31, 2009, except that, as a result of an inadvertent sale of 310 shares of common stock in Jeffrey Lynford’s 401(k) account, a Form 4 filing (filed on November 12, 2009) was reported late on his behalf.     All transactions and holdings are currently reported and reflected in this proxy statement.

Submission of Future Stockholder Proposals and Nominations

Under the SEC’s rules, the deadline for stockholders to submit proposals to be considered for inclusion in Reis’s proxy statement for an annual meeting of stockholders is generally 120 days before the anniversary of the date of the prior year’s proxy statement.  For the 2011 annual meeting of stockholders, this would mean that proposals must be submitted by June 20, 2011. However, our board of directors currently intends to call the 2011 annual meeting of stockholders for late May 2011, and we will make a public announcement of the date of the 2011 annual meeting in Item 5 to a quarterly report on Form 10-Q, a press release and/or a current report on Form 8-K well in advance of the 2011 annual meeting.  In that event, stockholders must submit proposals a reasonable time before we begin to print and send our proxy materials, which time frame will be set forth in the public announcement.

In addition, nominations by stockholders of candidates for election as a director or submission of new business proposals not intended to be included in the Company’s proxy statement must be submitted in compliance with Reis’s current bylaws. Reis’s bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such a meeting, notice must be given to Reis’s Corporate Secretary no more than 150 days nor less than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. Accordingly, under Reis's current bylaws, for a stockholder nomination or business proposal to be considered at the 2011 annual meeting of stockholders, a notice of such nominee or proposal must be received not earlier than May 21, 2011, and not later than June 20, 2011. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the annual meeting and not later than the 120th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of that meeting is first made.  As noted above, we currently expect that our 2011 annual meeting will be held in late May 2011, and we will make a public announcement of the date of the 2011 annual meeting in Item 5 to a quarterly report on Form 10-Q, a press release and/or a current report on Form 8-K well in advance of the 2011 annual meeting. For additional requirements, a stockholder may refer to Reis’s bylaws, a current copy of which may be obtained at the Investor Relations portion of Reis’s website, www.reis.com, or without charge upon request from Reis’s Corporate Secretary.

Miscellaneous

Reis’s Annual Report to Stockholders for the year ended December 31, 2009 accompanies this proxy statement and has been mailed to persons who were stockholders of Reis as of the close of business on September 1, 2010. Any stockholder who has not received a copy of the Annual Report to Stockholders may obtain a copy by writing to Reis’s Corporate Secretary. Neither the Annual Report to Stockholders nor Reis’s website are to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of the annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED AND FOR PROPOSAL 2.

1.a. Election of Directors for a Term Expiring at the 2013 Annual Meeting of Stockholders:

	For	Withhold		For	Withhold		For	Withhold
01 – Thomas J. Clarke Jr.	☐	☐	02 – Michael J. Del Giudice	☐	☐	03– Byron C. Vielehr	☐	☐

1.b. Election of Director for a Term Expiring at the 2012 Annual Meeting of Stockholders:

	For	Withhold
01 – Edward Lowenthal	☐	☐

		For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐	3.	To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.

B. Non-Voting Items Change of Address — Please print new address below.

	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C.  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Stockholders are available at www.reis.com/eproxy.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — REIS, INC.

PROXY FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Reis, Inc., a Maryland corporation (the “Company”), hereby appoints Jeffrey H. Lynford and Lloyd Lynford, or either of them, and with full power of substitution, to act as proxy for the undersigned, and to attend the 2010 Annual Meeting of Stockholders of the Company to be held on Wednesday, November 17, 2010 at 10:00 a.m., local time, at the offices of The Nasdaq OMX Group, One Liberty Plaza, 165 Broadway, 50th Floor, New York, NY 10006, or any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

The undersigned acknowledges receipt from the Company prior to execution of this proxy of (i) a Notice of Annual Meeting of Stockholders, (ii) a proxy statement dated October 18, 2010 and (iii) the Company’s Annual Report to Stockholders for the year ended December 31, 2009.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR PROPOSAL 2.  THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.